EXHIBIT 99.2

Twin Vee PowerCats Announces Mercury Marine Partnership to Accelerate Growth of Bahama Boat Works

New Bahama Boat Works Models to Officially Launch at Palm Beach International Boat Show

FORT PIERCE, FL / ACCESSWIRE / January 21, 2026 — Twin Vee PowerCats Co. (Nasdaq:VEEE),(“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, today announced that its wholly owned premium monohull brand, Bahama Boat Works, has entered into a partnership with Mercury Marine, a division of Brunswick Corporation. This partnership is a strategic growth catalyst designed to increase market share and introduce Bahama Boat Works to a broader, more diverse customer base.

Bahama Boat Works will officially launch at the Palm Beach International Boat Show, March 25–29, 2026, along Flagler Drive in Downtown West Palm Beach. There the Company will showcase three all-new Bahama Boat Works models alongside several existing Bahama Boat Works boats. This debut marks the next phase of Bahama Boat Works’ evolution as a premium offshore brand backed by the scale, credibility, and global reach of Twin Vee and Brunswick Corporation.

“This partnership is about growth, credibility, and access,” said Joseph Visconti, President and CEO of Twin Vee PowerCats. “Mercury Marine and Brunswick Corporation bring unmatched dealer infrastructure, brand recognition, and customer trust. We believe that aligning Bahama Boat Works with Mercury Marine immediately strengthens our dealer recruiting efforts, expands our addressable market, and introduces the Bahama Boat Works brand to new demographics that already believe in Mercury Marine-powered boats.”

The Company believes that Mercury Marine’s global dealer network, marketing resources, and performance-driven reputation provide Bahama Boat Works with a powerful platform to scale efficiently. The partnership is expected to support a stronger showroom presence and increased exposure of the brand across saltwater, offshore, and performance-focused boating segments. Mercury Marine’s broad engine lineup also allows Bahama Boat Works to appeal to both seasoned offshore operators and new premium buyers entering the category through trusted propulsion brands.

Bahama Boat Works is engineered for serious offshore use, with a focus on structural integrity, ride quality, and precision execution. The Company believes that pairing these hulls with Mercury Marine power reinforces a complete, premium package that resonates with performance-driven customers while benefiting from Brunswick Corporation’s brand halo and long-term market leadership.

“This is a strategic alignment designed to position Bahama Boat Works to scale faster, penetrate new markets, and build long-term brand equity with the backing of the strongest names in the marine industry,” stated Visconti.

●	To learn more about Bahama Boat Works, go to https://bahamaboatworks.com/

●	For more information about the Palm Beach International Boat Show, go to https://www.pbboatshow.com/en/home.html

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats under the Twin Vee and Bahama Boats brands, designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” Bahama Boats Works is an iconic luxury brand long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels.

The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years.

Learn more at twinvee.com and bahamaboatworks.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding Bahama Boat Works’ partnership with Mercury Marine, including maintaining and growing the brand’s dealer network and customer base, stronger showroom presence, and increased exposure of the brand across multiple boating segments and consumer groups.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to realize the benefits of its partnership with Brunswick Corporation, continued demand for premium offshore boats, the Company’s ability to continue to expand its customer base and dealer network, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com